Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-70468 of Innovative Solutions and Support, Inc. on Form S-8 of our report dated November 8, 2002, appearing in the Annual Report on Form 10-K of Innovative Solutions and Support, Inc. for the year ended September 30, 2002.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
December 2, 2002